Exhibit 21


                           SUBSIDIARIES OF REGISTRANT


                                                                     OTHER NAMES
                                            JURISDICTION OF        UNDER WHICH
                                           INCORPORATION OR        SUBSIDIARY
NAME (AND % OWNED)                           ORGANIZATION          DOES BUSINESS

------------------------------             -----------------       -------------

Capco Asset Management, Inc.                    Nevada                  None
 (100% owned by Capco Energy, Inc.)

Capco Offshore, Inc.
 (100% owned by Capco Energy, Inc.)             Texas                   None